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                               1996-2001 AGREEMENT
                                     Between
                      SIMON MATTRESS MANUFACTURING COMPANY
                                       and
                            BROTHERHOOD OF TEAMSTERS,
                                   LOCAL #490

THIS AGREEMENT is made and entered into by and between SIMON MATTRESS MANUFACTURING COMPANY, hereinafter referred to as the "EMPLOYER" and the BROTHERHOOD OF TEAMSTERS, LOCAL #490, hereinafter referred to as the "UNION", to cover the Employer's operations in the herein described jurisdiction of the aforementioned Local Union.

ARTICLE I. RECOGNITION AND UNION SECURITY

Section 1. The Employer hereby recognizes the Union as the exclusive bargaining representative for all employees covered performing work within the scope of this Agreement. Supervisors, guards, maintenance employees, production employees and office employees are excluded from coverage from the terms and conditions of this Agreement.

Section 2. All present employees who are members of the Union on the effective date of this Section or on the date of execution of this Agreement, whichever is later, shall remain members of the Union in good standing as a condition of employment. All present employees who are not members of the Union and all employees who are hired hereafter shall become and remain members in good standing of the Union, as a condition of employment on and after the thirty-first (31st) day following the beginning of their employment or on and after the thirty-first (31st) day following the effective date of this Agreement, whichever is later.

An employee who has failed to acquire or thereafter maintain membership in the Union as hereinafter provided, shall be terminated seven (7) days after his Employer has received written notice from an authorized representative of the Union, certifying that membership has been and is continuing to be offered to such employee on the same basis as all other members, and further that the employee has had notice and opportunity to make all dues and initiation fee payments.

The Union shall indemnify and save the Employer harmless from any and all claims, demands, suits or any other actions arising from this Section or from complying with any request for termination of employment under this Section.

Section 3. Hiring Procedures

A. Exclusive Hiring: Whenever the Employer requires workmen, he shall notify the Union Hall, either in writing or by telephone, stating the location, starting time, the


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approximate duration of the job, the type of work to be performed, and the number of drivers required.

B. Hiring Standards: Upon receipt of notice, the Union Hall shall endeavor to furnish drivers requested. Selection of applicants for referral to jobs shall be on a nondiscriminatory basis and shall not be based on, or in any way, affected by, Union membership, bylaws, rules, regulations, constitutional provisions, or any other aspect of Union membership, policies or requirements.

The Employer may call for a driver by name if

1. The driver is registered at the Union Hall; and

2. The driver has been previously employed by such Employer, and

3. The driver is available for work.

C. Referral: For each driver dispatched, the Union Hall shall send to the Employer, with the driver or by mail, a written referral slip The Employer shall have the right to reject any job applicant referred by the Union Hall, provided that he shall in no way discriminate against persons because of Union membership or activities.

D. Checkoff: The Employer agrees to make deductions from the employees' paycheck for Union dues or Political Action Fund contributions, provided that the Employer is furnished a copy of an executed authorization signed by the employee.

Section 4. Notification

A. Casual Employees: For casual employees who work on a day-to-day basis, the Union Hall shall immediately supply such help to the Employer, upon notice by the Employer that such casual employees are needed. In the event such casual help is not immediately available, or the casual help is not to the Employer's satisfaction, or the Union Hall is closed, the Employer may then hire such casual workers from any other available source. The Employer will notify the Union of the name and social security number of the casual worker employed.

Casual employees are defined as replacements for absent seniority employees who are unavailable for work due to illness, vacation, leave of absence, jury duty, injury or other reason. Casual employees do not gain seniority unless employed as a regular employee after the seniority employee returns or a vacancy occurs at the Employer in accordance with the provisions of Article IV.

B. Regular Employees: If the Union Hall is unable to furnish qualified regular drivers within forty-eight (48) hours after an Employer calls for them, the Employer shall be free to procure the drivers from any source. In such event, the Employer shall, within twenty-four (24) hours of the time of hiring, notify in writing the Local Union maintaining


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the Hiring Hall in that area of the name, address, Social Security Number and the place of last employment of any driver so hired.

C. Representatives: Authorized agents of the Union shall have access to the Employer's establishment during working hours for the purpose of adjusting disputes, investigating working conditions, and ascertaining that the Agreement is being adhered to. Permission for access must be first secured at the front office and the authorized agent of the Union must confine himself to the normal work area of the employees covered by this Agreement.

Neither the Union or the Shop Steward shall interfere with either any employee's normal work or the Company's production.

ARTICLE II. PICKET LINES

It shall not be a violation of this Agreement and it shall not be cause for discharge, disciplinary action or permanent replacement in the event an employee refuses to enter upon any property involved in a labor dispute, or refuses to go through or work behind any picket line at the Employer's place of business. Merchandise shall be returned to its place of origin at the end of the day's work when an employee is confronted with a picket line, provided that the employee shall telephone his Employer as soon as possible following his encounter with the picket line.

ARTICLE III. GRIEVANCE PROCEDURE

Section 1. Initial Handling: Any grievance which involves discipline or suspension or discharge of an employee, or interpretation of this Agreement shall first be taken up between the Union Representative and the Employer. If the matter is not resolved between the Employer and the Union within five (5) days, excluding Saturdays, Sundays and holidays, after first being taken up, it shall be reduced to writing by the grieving party and signed by the grievant; copies shall be sent to the other party to the case and to his collective bargaining representative.

Section 2. General Provisions:

         a) A grievance may be entertained in advance to any step in the grievance procedure if the parties jointly so agree.
         b) Matters of job evaluation and letters of warning shall be considered automatically protested and shall not be heard until such time as they are used as a basis for suspension or discharge within the effective time period.
         c) Each party shall pay for their own costs of representation and witnesses. Each party shall share equally in the cost of the arbitrator.
         d) Probationary employees are not covered under the grievance procedure.


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Section 3. Time Limitation: All grievances, claims and disputes shall be submitted, in writing, within ten (10) calendar days, excluding Saturdays, Sundays and holidays, of the occurrence of the matter upon which the grievance is based. Any such grievance, claim or dispute not submitted within such time shall be waived.

Section 4. Grievance Committees: In the event a matter cannot be resolved as provided in Section 1. a Grievance Committee shall be convened composed of two
(2) representatives selected by the Union and two (2) representatives selected by the Employer. The Committee shall formulate such rules of procedure, consistent with this Agreement, as it may deem advisable. Such rules shall be known to all parties.

A majority decision of the Grievance Committee shall be final and binding upon the parties. The Grievance Committee shall have no jurisdiction or authority to add to, subtract from or alter in any way the provisions of this Agreement.

Individuals involved in any of the prior steps of the grievance procedure are precluded from serving on the Grievance Committee.

Section 5. Deadlocked Matters: In the Event any matter is deadlocked, it shall be submitted to an impartial arbitrator for a decision, provided that the party desiring arbitration so notifies the other party within ten (10) calendar days of the last meeting of the Grievance Committee.

Section 6. Selection of an Arbitrator. An Arbitrator shall be selected by the Employer and the Union, from a list obtained from the San Francisco Office of the Federal Mediation and Conciliation Service, and/or other available sources. In the event the parties are unable to agree upon an arbitrator, they shall alternately strike a name from the list furnished until one (1) name remains.

Section 7. Limitation of the Arbitrator's Authority: The decision of the Arbitrator shall be specifically limited to the matter submitted to him and he shall have no authority to amend, alter or change any provision of this Agreement in any manner. The arbitration hearing shall be governed by the following provisions:

         1) Presentation of cases shall be made by the Union and the Employer involved, or their authorized representative. Attorneys may be present only to advise their respective parties.

         2)       No briefs shall be submitted.

         3) There shall be no transcripts unless mutually agreed to by the Union and the Employer.


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         4)       The Arbitrator shall render his decision in writing upon the conclusion of the case, unless the time is extended by mutual agreement of the parties, or at the request of the Arbitrator. Under no circumstances shall such extended period be in excess of ten (10) calendar days.

         5) The Arbitrator shall not render an expanded opinion in any case, unless mutually requested by the parties.

         6) The decision of the Arbitrator in a suspension or termination case may or may not include back pay. Any such award shall be less any compensation that the employee received from other sources (including unemployment compensation, other income, etc) during such time.

ARTICLE IV. SENIORITY AND LAYOFFS

Section 1. Establishing Seniority: Seniority shall not apply to a regular employee until he shall have been employed by the employer on a non-replacement basis for forty-five (45) days worked within a consecutive one-hundred and twenty (120) calendar day period. Seniority shall commence upon the completion of such period and shall revert back to the first day of employment. Upon attainment of seniority, an individual shall be considered a regular employee. Casual replacement days do not count towards seniority attainment

Section 2. Application of Seniority: In the reduction of forces due to slackness of work, the last employee hired shall be the first employee laid off, and in rehiring, the last employee laid off shall be the first employee rehired, until the list of former employees is exhausted.

Seniority shall be considered broken by:

         a) Discharge for cause; which includes but is not limited to: theft, insubordination intoxication on the job, violation of the Employer's House Rules or unacceptable attendance;

         b)       Resignation;

         c)       Twelve (12) consecutive months unemployment.

Leave of absence granted by the Employer, or temporary layoffs shall not interrupt the continuity of seniority.

Section 3. Notice of Lay-Off: All employees are to be given a written notice and notice posted on a bulletin board of impending layoffs or reassignment not later than the last shift worked prior to the commencement of such layoffs. The Company shall notify


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absent employees by telephone, followed up by a telegram within a twenty-four
(24) hour period on any shift assignment or layoff.

Section 4. Rehire Procedure: Employees on layoff shall be called by the Employer not later than 7:30 a.m. and shall report to the Employer if he requires additional help on that day. Failure of such employees to report to their Employer (if additional help is required) because said employee did not answer a call, shall relieve the Employer of any liability for pay of those employees who do not work on that day providing the Employer calls such employees in the order of their seniority.

In the event of a layoff in excess of one (1) day, an employee so laid off shall be restored to duty according to seniority provided he reports to the call of the Employer, which shall be communicated to the employee at his last known address as filed with the Employer, by straight telegram, mailgram or telephone, and to the Local Union by telegram, mailgram or telephone and reports to duty within one-hundred and twenty (120) hours or five (5) days, (excluding Saturday, Sunday or Holidays) from the time of the dispatch of such call.

The Employer shall place a second telephone call to the employee's last known address if there is no answer to the first call, in the presence of a union employee. The giving of said telephone call shall fulfill the obligation of the Employer under the provisions of this Agreement.

If the employee fails to report for duty within one-hundred and twenty (120) hours or five (5) days (excluding Saturday, Sunday or Holidays) from the time of the dispatch of said call, the Employer will advise the employee by registered or certified mail, with a copy to the Local Union, that his failure to report has removed him from the seniority list, terminating his employment, unless the laid off employee has notified the Employer that he will be away from his home address, specifying the exact period of his absence, and the reason therefore. The Employer will confirm the notice in writing with a copy to the Union. Upon the receipt of such notice, the Employer will be relieved of any obligation in recalling such employee during the period specified by the employee. The above requirement fulfills the obligation of the Employer under the provisions of this Agreement. Grievance filings on the above shall be subject to the time limitations as set forth in Article III.

Section 5. Seniority List: The Union shall be entitled to a seniority list each six (6) months upon request. The Employer shall post a seniority list at least once every twelve (12) months. Employees shall make written complaint to the Company and Union within thirty (30) days after such posting. Any such complaint not settled between the Company and Union shall be submitted to the grievance procedure.


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ARTICLE V.  HOLIDAYS

The following days shall be observed:

         New Year's Day     Labor Day
         President's Day    Thanksgiving Day
         Memorial Day       Day after Thanksgiving
         Fourth of July     Day before Christmas *
                            Christmas Day

         *This day may be changed to make for a long weekend holiday.

Employees qualifying for holiday pay shall receive eight (8) hours regular straight time pay even though no work is performed, regardless of the day of the week on which the holiday may fall. If any one of the above mentioned paid holidays falls on Sunday, the following Monday shall be observed as a holiday. Holidays are to be paid for at straight time if no work is performed

To be eligible for holidays, an employee must have completed the probationary period. Casual employees are not eligible for paid holidays.

To be eligible for holiday pay, a seniority employee must: 1) not be on unpaid leave of absence or layoff; and 2) shall have worked the last scheduled work day before and after the holiday ~ unless absent due to vacation or excused by supervisor in writing.

ARTICLE VI. WAGES

Section 1: The minimum hourly straight time wages to be paid are set forth in Appendix "A", attached hereto and are a part of this Agreement. Employees shall be paid weekly. If payday falls on a holiday, the preceding work day shall be payday. Each paycheck will itemize earnings and deductions.

It is agreed that an employee will receive the rate of pay for jury duty, sick leave, and funeral leave to which he is entitled. Time paid for the foregoing shall be considered time worked for the purpose of qualifying for benefits under this Agreement.

Any change or addition to the above classifications shall be agreed upon mutually between the Union and the Employer.

Section 2. Subsistence: The Employer shall reimburse employees who must be out of town over night Twenty Dollars ($20.00) per day for meals and the employee shall submit receipts for lodging to the Employer for reimbursement.

Section 3. Rest Break: All employees shall be allowed to take a fifteen (15) minute rest break during the first half of shift and a fifteen (15) minute rest break during the second half of any shift.


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ARTICLE VII. HOURS AND OVERTIME

Section 1. Starting Time: Regular starting time shall be between 5:00 a.m. and 11:00 a.m., Monday through Friday. The Employer agrees that no more than one-half (1/2) of the seniority list will be scheduled between 8:00 a.m. and 11:00 a.m. Each calendar quarter, drivers will indicate their preference for after-8:00 a.m. starts and the Employer will accommodate such preference for starts on a seniority basis when such starts occur. If a late dispatch driver works over eight (8) hours, the driver will receive a $10.00 meal allowance.

Swing shift drivers who are required to start between 2:00 p.m. and 6:00 p.m. and Graveyard Shift drivers who are required to start between 8:00 p.m. and 4:59 a.m. will be paid a shift differential of fifty cents (50(cents)) per hour for all hours worked.

Section 2 - Show-Up Pay: An employee reporting for work as scheduled shall be guaranteed four (4) hours pay upon so reporting, provided he is ready and able to work. If the employee reports for work as scheduled and works in excess of four (4) hours, the employee shall be given eight (8) hours pay at straight time.

The foregoing provisions shall not apply if the Employer is unable to provide work due to reasons beyond the control of the Employer such as breakdown of equipment, fire, flood, bomb threat, earthquake, failure of power or similar contingency.

Section 3. Working Hours: Eight (8) hours shall constitute a working day, Monday through Friday. One (1) hour shall be allowed for lunch; or one-half (1/2) hour shall be allowed for lunch at the discretion of the Employer. The lunch period shall not be taken less than three and one-half (3-1/2) hours nor more than five and one-half (5-1/2) hours after the commencement of the employee's work.

Section 4. Overtime: Overtime at the rate of time and one-half (1-1/2) shall be paid for all work performed over eight (8) hours in a day or forty (40) hours in a week.

Section 5. Rotation: Saturday. Sunday. Holidays: Work on Saturdays, Sundays and holidays shall be rotated among all employees except on specialty work, which shall be assigned on the basis of mutual agreement between the Employer and the Union. Guidelines for operations of the wheel:

         a. Employees on vacation, off due to sickness, layoff or any other reasons, the day preceding a weekend or holiday are not entitled to call back for overtime work.

         b.       No shows lose their place on the wheel.

         c. Employees called to replace no shows or because additional drivers are needed in an emergency do lose their position on the wheel.


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         d.       Employees called to replace no-shows or because additional drivers are needed in an emergency and who are not available do not lose their position on the wheel.

         e. Employees who do not qualify for available work do not lose their position on the wheel.

         f.       Employees receive wage rate for classification worked.

ARTICLE VIII. VACATIONS

A. Any employee who has completed probation prior to January 1st of each year shall be entitled to vacation pay as follows:

         Less than two years of employment --
                  2 % of all of the prior year's (i.e. 1995 W-2 for 1996 vacation) W-2 compensation to be paid for one (1) calendar week's vacation time off.

         More than two years but less than six years of employment --
                  4% of all of the prior year's W-2 compensation to be paid for two (2) calendar weeks' vacation time off.

         Six years or more of employment --
                  6% of the prior year's W-2 compensation to be paid for three
                  (3) calendar weeks' vacation time off.

B. No additional time may be paid without consent obtained from the Employer. Such vacation pay shall be paid by separate check the week prior to the vacation being taken. After an employee has scheduled or taken one week's vacation, unless mutually agreed otherwise, the employee may take balance of accrued vacation in one (1) day increments when the employee gives at least one week's notice.

C. Whenever possible and when desired by the employee, the employee may stagger or spread the vacation period throughout the year.

D. It is agreed by both parties to the Agreement that each employee must take his accrued vacation each year and that no arrangement to work for additional compensation during his earned vacation will be allowed.

E. The Employer and employee may agree on a change in the vacation period of such employee after the vacation schedule has been posted, provided it does not affect the vacation period of any other employees on the vacation schedule.

F. Any employee called into the service shall be paid for prorated vacation earned.



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G. Vacation list shall be posted not later than March 1st of each year. Choice of vacations once a vacation list is posted -- one week is allowed for the first twenty-five percent (25%) on the seniority list; one week allowed for the second twenty-five percent (25%) on the seniority list; one week allowed for the third twenty-five percent (25%) on the seniority list; and one week allowed for the fourth and final twenty-five percent (25%) on the seniority list. Those not signing up shall lose their choice of vacation period and must take what is left.

H. If an employee's vacation period accrues or is payable during a period for which he is otherwise entitled to unemployment compensation, the employee's right to and payment for such vacation shall be deferred for thirty (30) days. If, at the end of such period, the employee makes written request for vacation accrued, payment will be made within five (5) working days.

ARTICLE IX. SHORTER WORK DAY

The working time specified in this Agreement shall continue unless the Congress of the United States specifically decrees a shorter work day at no decrease in pay.

ARTICLE X. UNIFORMS

The Employer agrees to furnish, free of charge to each and every employee, any and all required uniforms and/or caps, and further agrees that each and all said uniforms, caps and/or hats shall bear the union label. The laundry and upkeep of same (caps excluded) must be borne by the Employer.

The Employer will furnish tractor drivers with suitable gloves which will be replaced in the same manner as other uniform items.

The Employer shall give due consideration to lightweight summer uniforms, where required, for work in the inland valley areas. If the Employer requires employees to change uniforms on the Company premises, then uniforms shall be changed on the Employer's time.

ARTICLE XI. HEALTH AND WELFARE

Section 1: The Employer shall continue to enroll his eligible employees in the Teamsters Managed Trust Plan in effect at the commencement of this Agreement. The Employer's contributions shall be $378.00 per month per employee, the balance of the contribution amount required to maintain benefits shall be borne by the employee through payroll deduction.

         A. Effective October 1, 1996, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00


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         B.       Effective October 1, 1997, the Employer shall pay all
                  increases in the monthly premium up to a maximum of $40.00.

         C. Effective October 1, 1998, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00.

         D. Effective October 1, 1999, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00.

         E. Effective October 1, 2000, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00.

The employee shall be responsible for all increases in excess of the above amounts.

During the life of this Agreement the Union has the right to Plan shop.

Section 2: Eligibility for coverage during the current month shall be based upon completion of eighty (80) hours' straight time employment in the previous calendar month.

Section 3: If an employee is injured on the job and is totally disabled, the Employer will continue his Health and Welfare benefits until he returns to work for a maximum of six (6) months beginning with the month in which his active employment ceases.

ARTICLE XII. PENSIONS

A. Continuing from January 1, 1992, the Employer agrees to pay One Dollar and Eighty Cents ($1.80) per hour per driver to the Western Conference of Teamsters Pension Trust Fund (WCTPTF). Effective January 1, 1998, the Employer agrees to pay One Dollar and Ninety Cents ($1.90) per hour per driver to the Western Conference of Teamsters Pension Trust Fund (WCTPTF). Time paid for but not worked shall be considered as time worked for purposes of this Article but in no event to exceed one hundred seventy-three (173) hours per month.

Continuing from January 1, 1992 the contribution to the WCTPTF shall be increased Eleven Cents (11(cent)) per hour to provide the Program For Enhanced Early Retirement (PEER) . This contribution shall be paid on the same basis as contributions for the basic Plan above. Effective January 1, 1998, the PEER Enhancement shall be increased to twelve cents (12(cent)). Effective January 1, 1998, the total contribution to the WCTPTF shall be Two Dollars and Two Cents ($2.02) per hour. The contributions required to provide the Program For Enhanced Early Retirement will not be taken into consideration


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for benefit accrual purposes under the Plan. The additional contribution for the
PEER must at all times be 6.5% of the basic contribution and cannot be decreased or discontinued at any time.

Contributions for Casual employees shall be the applicable sum as listed above.

B. The parties agree to be bound by the rules adopted by the Trustees of the Western Conference of Teamsters Pension Trust Fund.

The Employer agrees to remit these monies to the appropriate area administrative office by the date designated by that office, and that monies received after that date shall be considered delinquent.

Time paid for but not worked, such as holidays, vacation time and sick leave shall be considered as time worked for the purpose of this Article; said amounts to be computed monthly. The total amount due for each calendar month shall be remitted in a lump sum not later than ten (10) calendar days after the last business day of such month. The Employer agrees to abide by such rules as facilitate the prompt and orderly collection of such amounts, and the accurate reporting of such amount paid on account of employees.

ARTICLE XII. SICK LEAVE

Section 1: After one (1) year of employment, all employees shall receive six (6) days of sick leave with pay each year commencing with the first day of illness, provided, however, to receive sick leave pay for the first day of illness, notice of intended absence shall be given the Employer at least one (1) hour before starting time and provided his Employer has a representative available to receive such notice. Employees shall accumulate a maximum of thirty (30) days unused sick leave.

A laid off employee shall be eligible for sick leave pay upon returning to work through the recall provisions outlined in Article IV, Section 4 and having worked five (5) consecutive days.

Sick leave pay is payable for days falling within the work week only.

Section 2: Provided that an employee has a minimum bank of twelve (12) days sick leave accumulated, the employee may cashout a maximum of six (6) days from accrued sick leave on the employee's anniversary date. Sick leave accumulated in the excess of thirty (30) days will be paid automatically on the employee's anniversary date.

Section 3: In the event of a disabling injury on the job, an employee shall be entitled to the full day's pay. Any employee who was injured on the job and is required to report back to the doctor for further treatment shall be allowed time off work for such treatment.



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Section 4: Sick leave will not be paid at any time the employee is receiving payment under the terms of this Agreement.

Section 5: Any employee who has sick leave credit and is drawing disability insurance or worker's compensation shall, at his request, be paid the difference between such benefit payment and his straight time earnings for such time such benefit payments are made. These payments shall be charged to the employee's sick leave credit. The request for this procedure shall be made by the employee in writing.

ARTICLE XIV. LEAVE OF ABSENCE

Section 1. Approved Leave: An employee desiring a leave of absence from his employment shall secure written permission from the Employer. Except as otherwise provided in this Article, the maximum leave of absence shall be for thirty (30) days and may be extended for like periods. Written permission for such extended periods shall be secured from the Employer. The first approved leave of absence plus approved extended leaves of absence shall not exceed a maximum of nine (9) months. During an approved leave of absence, the employee shall not engage in gainful employment in the same industry. A leave of five (5) days or less does not require Union approval.

All Leaves of Absence for the purpose of medical disability, the care of a family member who is disabled, or the birth, adoption or placement of a child will follow the guidelines of the Family Medical Leave Act. An employee who is eligible for medical leave granted under the Family Medical Leave Act shall be granted no more that one (1) leave within a consecutive twelve (12) month period commencing with the first day of such leave.

An employee who is unable to work because of sickness or injury shall be deemed to be on a leave of absence.

A leave of absence as provided shall not result in the loss of seniority rights.

Section 2. Effect on Vacation-Holidays: Time off in excess of thirty (30) days, due to an approved leave of absence, shall not be accumulated for vacation purposes. Holidays shall be subject to provisions of Article V.

Section 3. Voting Time: All employees who find it impossible to vote in a general or special election on their own time shall be allowed reasonable time off to vote, without loss of pay, after first applying to the Employer and the Union and substantiating inconvenience and voting registration.

ARTICLE XV. GENERAL PROVISIONS

Section 1. Inspection Privilege: Authorized agents of the Union shall have access to the Employer's establishment during working hours for the purpose of adjusting disputes, investigating working conditions, and ascertaining that the agreement is being adhered to. Permission for access must first be secured at the front office and the authorized


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agent of the Union must confine himself to the normal work area of the employees covered by this Agreement.

Section 2. Physical Examinations: If the Employer requests an employee to take a physical examination the Employer must bear the cost of said examination and must compensate the employee for the time involved in taking the examination. All physical and eye examinations required by the State, I.C.C. or P.U.C. shall be paid for by the Employer.

Section 3. Declaration of War: In the event of a declaration of war by the Congress of the United States, either party may reopen this Agreement upon sixty
(60) days' written notice and request renegotiation of matters dealing with wages and hours. Upon the failure of the parties to agree in such negotiations, either party shall be permitted all lawful economic legal recourse to support their request for revisions. If Governmental approval of revisions should become necessary, all parties will cooperate to the utmost to attain such approval. The parties agree that the notice provided herein shall be accepted by all parties as compliance with the notice requirements of applicable law so as to permit economic action at the expiration thereof.

Section 4. Jury Duty: All regular employees called for jury duty will receive the difference between eight hours pay at the applicable hourly wage and actual payment received for jury service for each day of jury duty to a maximum of ten
(10) days for each contract year.

When such employees report for jury service on a scheduled workday, they will be required to contact the Employer to see if work is available that particular day if the employee can complete four (4) or more hours of the work shift.

The Employer reserves the right to require the employee to provide proof of the dates and times of attendance.

Time spent on jury service will be considered time worked for purposes of Employer contributions to health and welfare and pension plans, vacation eligibility and payment, holidays and seniority, in accordance with the applicable provisions to a maximum of ten (10) days each contract year.

Section 5. Operating Requirements:

         A. Defective Equipment: No driver shall be required to drive any equipment which is known to be defective, such as steering mechanism, brakes, windshield, door latches, etc.

         B. Traffic Citations: No driver shall be required to violate traffic laws or overloading regulations. The Employer shall be responsible for any citations issued unless there is proven negligence on the part of the driver. Citations must


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
         be submitted to the Employer within seventy-two (72) hours, and if not, the Employer shall not be responsible for same.

         C. Purchase of Equipment: No Employer shall sell or transfer directly or indirectly to an employee covered by this Agreement any truck, tractor, van, trailer or other equipment, and no individual presently employed under this Agreement by an employer shall acquire any proprietary interest in any such equipment.

         D. Truck Equipment: All trucks shall be equipped as required by law. All trucks purchased after the ratification date of this Agreement shall be equipped with heaters, defrosters, fire extinguishers, flares, reflectors, safety brakes and first-aid kits.

         All equipment purchased for all runs after the signing of this Agreement shall be equipped with power steering and air conditioning. Air conditioning for Richmond, Oakland and San Francisco shall not apply.

         The driver will first attempt to call the Company in the event of a breakdown, for instructions. If no one is available, the driver shall proceed to one of the maintenance stations, posted by the Company, for all outlying towns where the Company delivers in order that the driver shall have available proper maintenance facilities for their equipment in the event of emergency breakdowns.

         E. Safety & Assistance: The parties agree that safe work habits are encouraged and desirable. When a driver has a concern regarding the safe unloading of a load (i.e. supertight loads). The driver may request that a helper be provided. The Company will consider such requests and using its judgment will not unreasonably deny such requests. The Company may dispatch a helper on a load without request from a driver. It is understood that the only passengers with the driver will be helpers or other persons specifically assigned by the Company to accompany the driver.

Section 6. Money Receipts: There shall be no collection of monies by employees of the Company, with the exception of checks and money orders.

Section 7. Maintenance of Sanitary Facilities: The Employer shall maintain hot and cold running water and toilet facilities at the terminal and shall keep the same in a clean and orderly condition in accordance with State laws and regulations.

Section 8. Telephone Calls: All employees shall be reimbursed for money spent for telephone calls involving Company business. Particulars of all phone calls must be itemized and settled weekly with payment by cashier or other authorized office employee.


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
Section 9. Company Meetings: No employee shall be required to attend a Company meeting on his own time.

Section 10. Garnishments: In the event of notice to the Employer of a garnishment or pending garnishment, the Employer shall not take any disciplinary action against the employee for a period of seventy-two (72) hours for the first three (3) garnishments during which seventy-two (72) hour period the employee shall adjust same.

After three (3) garnishments, disciplinary action (discharge in extreme cases) may be taken.

If an employee fails to adjust the matter, the Employer's past practice shall prevail.

The definition of what constitutes a garnishment shall be consistent with federal law.

ARTICLE XVI. FUNERAL LEAVE

In the event of a death in the family, (father, mother, spouse, son, daughter, brother, sister, father-in-law, mother-in-law, sister-in-law, brother-in-law, son-in-law, daughter-in-law) a regular employee shall be entitled to a maximum of three (3) days off with pay to attend the funeral. Such time with pay is intended to compensate the employee only for loss from the regularly scheduled work week.

ARTICLE XVII. BONDING BY EMPLOYER

No cash deposits of any amount shall be furnished by any member of this Union to the Employer as security. If the Employer desires security from employees, he shall place them under proper bond at the Employer's expense.

ARTICLE XVII. SEPARABILITY AND SAVINGS CLAUSE

If any Article or Section of this Agreement or Rider thereto, should be held invalid by operations of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any Article or Section should be restrained by such Tribunal pending a final determination as to its validity the remainder of this Agreement and any Riders thereto, or the application of such Article or Section to persons or circumstances other than those as to which it has been held invalid or as to which compliance with or enforcement of has been restrained shall not be affected thereby.

In the event that any Article or Section is held invalid or enforcement of or by compliance with which has been restrained, as above set forth, the parties affected thereby shall enter into immediate collective bargaining negotiations after receipt of written notice of the desired amendments by either Employer or Union for the purpose of arriving at a mutually satisfactory replacement for such Article or Section during the period of invalidity or restraint. There shall be no limitation of time for such written notice. If the parties do not agree on a mutually satisfactory replacement within sixty (60) days after receipt of the stated written notice, either party shall be permitted all legal or economic recourse in support of its demands notwithstanding any provisions of this Agreement to the contrary.

ARTICLE XIX NON-DISCRIMINATION

Section 1. The Employer and the Union agree not to discriminate against any individual with respect to hiring, compensation, terms or conditions of employment because of such individual's race, color, religion, sex, or national origin, nor will they limit, segregate or classify employees in any way to deprive any individual employee of employment opportunities because of race, color, religion, sex, national origin, or Vietnam-era Veterans.

Nothing herein (in seniority or other provisions contained in this Agreement) shall be construed or applied to deny to any employee the employment opportunities set forth above.

Any alleged denial of the aforesaid opportunities in violation of this Article shall be submitted to the grievance procedure.

Section 2. That the Employer shall and hereby agrees to not discharge or discriminate against any employee for upholding lawful Union principles, serving on a committee of the Union or any labor organization affiliated therewith, failing or refusing to purchase stocks, bonds, securities and/or interest in or of any corporations, partnership and/or company. The Employer shall not require and/or allow an employee as a condition of continued employment to purchase truck, tractor and/or tractor and trailer or other vehicular equipment or that any employee purchase or assume any proprietary interest or other obligation in the business.

ARTICLE XX. TERM OF AGREEMENT

Section 1. This Agreement shall be in full force and effect, unless otherwise provided as of January 1, 1996, and shall remain in full force and effect from that date through December 31, 2000, and shall be automatically renewed thereafter from year to year unless either party to this Agreement shall give written notice to the other of its desire to change or modify said Agreement. Said written notice to be given not more than ninety (90) days nor less than sixty (60) days prior to any anniversary date of this Agreement.

Section 2. During the term of this Agreement the Union and the bargaining unit members agree there shall be no strike, slowdown, picketing or other economic action and the Employer agrees there shall be no lockout.



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
SIMON MATTRESS MANUFACTURING              BROTHERHOOD OF TEAMSTERS
COMPANY                                   LOCAL #490


By                                        By
   --------------------------------          --------------------------------


By                                        By
   --------------------------------          --------------------------------



Date:                                     Date:
     ------------------------------            ------------------------------

                                  APPENDIX "A"

                                  HOURLY RATES

CLASSIFICATION

     Hourly Increase                    25(cents)    25(cents)    30(cents)    30(cents)   30(cents)
                             1/1/95      1/1/96       1/1/97      1/1/98       1/1/99      1/1/00

     DRIVERS
         Probation           $12.90      $13.15       $13.25      $13.55       $13.65      $14.30
         after Probation     $13.40      $13.65       $13.75      $14.05       $14.15      $14.80

     CASUAL WORKERS          $12.90      $13.15       $13.25      $13.55       $13.65      $14.30

It is agreed that employees, as a whole group, may divert any or all of the annual wage increase to pension. Notification of intent must be made during the month of December before the first payroll period in January.

                                   SIDE LETTER

It is agreed that Troy Middleton and his rate is red circled for the term of the Agreement. Mr. Middleton's hourly wages will be increased by the amount specified for all other employees in Appendix "A".

The parties agree that Troy Middleton, who, under past Agreements, was eligible for vacation time off of more than three (3) weeks, shall receive four (4) weeks' pay for the maximum three (3) week vacation allowed under this Agreement.


SIMON MANUFACTURING COMPANY                 BROTHERHOOD OF TEAMSTERS
                                            LOCAL #490


By                                        By
   --------------------------------          --------------------------------


By                                        By
   --------------------------------          --------------------------------



Date:                                     Date:
     ------------------------------            ------------------------------





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